UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 9, 2009

Gladstone Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	814-00237	54-2040781
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1521 Westbranch Drive, Suite 200 McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 287-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 9, 2009 Gladstone Capital Corporation (the “Company”), through its wholly-owned subsidiary Gladstone Business Loan, LLC, reduced the size of its credit facility with Key Equipment Financing Inc. (the “KEF Facility”) by $5 million, from $107 million to $102 million.  With this commitment reduction, Gladstone Business Loan, LLC will be in compliance with the KEF Facility requirement to reduce Key Bank’s commitment from $100 million to $75 million by December 31, 2009.  The KEF Facility, entered into on May 15, 2009, provides a total commitment of $127 million through December 31, 2009, $102 million from January 1, 2010 to May 11, 2010 and $77 million thereafter.  Under the KEF Facility, the first $50 million of commitment reductions are applied against Key Bank’s commitment, therefore the aforementioned $5 million was subtracted from Key Bank’s commitment, reducing it from $80 million to $75 million and leaving BB&T’s commitment unchanged at $27 million.  As a result of the manner in which the borrowing base is calculated under the KEF Facility, the $5 million reduction did not affect the Company’s availability under the KEF Facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Capital Corporation
(Registrant)
December 9, 2009	By: /s/ Gresford Gray
(Gresford Gray, Chief Financial Officer)